press information

MOOG INC., EAST AURORA, NEW YORK 14052 TEL-716/652-2000 FAX -716/687-4457

release date	Immediate	contact	Ann Marie Luhr
	January 27, 2012		716-687-4225

MOOG REPORTS earnings per share up 10%

East Aurora, NY—Moog Inc. (NYSE: MOG.A and MOG.B) today announced first quarter sales of $601 million, up 8% from a year ago. Net earnings were $36.4 million and earnings per share were $.80, up 10% from last year’s first quarter.

Aircraft segment sales of $231 million were up 18% from last year with strong results in both military and commercial markets. Military aircraft sales were up 19%, to $143 million driven by the F-35 Joint Strike Fighter program and foreign military sales. Military aftermarket sales of $49 million were up 4%.

Commercial aircraft sales of $88 million were 16% higher than a year ago. OEM production revenues were up for both Airbus and Boeing. Commercial aircraft aftermarket sales, at $26 million, were unchanged. Business jet sales were $5 million higher, or 57%, as new business jet programs transition to production.

Space and Defense sales at $88 million were down 8% than a year ago. Sales in the space market, including launch vehicle and NASA sales, were up by $10 million, partially offsetting a decrease in Driver’s Vision Enhancer systems during the quarter.

Industrial Systems sales of $158 million were up 10% from a year ago. Sales of simulation and test systems were $32 million, up 25%, while industrial automation sales were up 8%. Sales of controls for wind turbines were 5% higher at $32 million.

Components Group sales of $88 million were up 2% in the quarter. Industrial sales were 18% higher, partly reflecting the acquisition of Animatics. Medical components sales were 20% higher.

Medical Devices sales were 7% higher at $35 million. Pump sales were up 14% while sales of administration sets were up 5%.

Twelve month consolidated backlog on January 1, 2012 was $1.30 billion, an increase of 9% from a year ago.

In updating its guidance for fiscal 2012, the Company has taken into account that the strong first quarter had the benefit of accelerated shipments of foreign military aircraft sales which will not repeat in later quarters. The Company’s updated sales forecast of $2.48 billion reflects the impact of weaker foreign currencies and slightly reduced industrial sales. Management is now projecting somewhat improved margins on slightly lower sales and as a result, net earnings guidance of $152 million and earnings per share of $3.31 are unchanged.

"We are off to a great start for fiscal 2012,” said John Scannell, CEO. “Our first quarter sales are up nicely and earnings per share were better than our forecast. Sales in four of our five segments were up in the quarter as were profits. It is a great foundation for a year in which we anticipate we will deliver record sales and a 12% increase in earnings per share over fiscal 2011.”

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, wind energy, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Cautionary Statement

Information included or incorporated by reference herein that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the results described in the forward-looking statements. These important factors, risks and uncertainties include:

i.	fluctuations in general business cycles for commercial aircraft, military aircraft, space and defense products, industrial capital goods and medical devices;
ii.	our dependence on government contracts that may not be fully funded or may be terminated;
iii.	our dependence on certain major customers, such as The Boeing Company and Lockheed Martin, for a significant percentage of our sales;
iv.	delays by our customers in the timing of introducing new products, which may affect our earnings and cash flow;
v.	the possibility that the demand for our products may be reduced if we are unable to adapt to technological change;
vi.	intense competition, which may require us to lower prices or offer more favorable terms of sale;
vii.	our indebtedness, which could limit our operational and financial flexibility;

viii.	the possibility that new product and research and development efforts may not be successful, which could reduce our sales and profits;
ix.	increased cash funding requirements for pension plans, which could occur in future years based on assumptions used for our defined benefit pension plans, including returns on plan assets and discount rates;
x.	a write-off of all or part of our goodwill or intangible assets, which could adversely affect our operating results and net worth;
xi.	the potential for substantial fines and penalties or suspension or debarment from future contracts in the event we do not comply with regulations relating to defense industry contracting;
xii.	the potential for cost overruns on development jobs and fixed-price contracts and the risk that actual results may differ from estimates used in contract accounting;
xiii.	the possibility that our subcontractors may fail to perform their contractual obligations, which may adversely affect our contract performance and our ability to obtain future business;
xiv.	our ability to successfully identify and consummate acquisitions, and integrate the acquired businesses and the risks associated with acquisitions, including that the acquired businesses do not perform in accordance with our expectations, and that we assume unknown liabilities in connection with acquired businesses for which we are not indemnified;
xv.	our dependence on our management team and key personnel;
xvi.	the possibility of a catastrophic loss of one or more of our manufacturing facilities;
xvii.	the possibility that future terror attacks, war or other civil disturbances could negatively impact our business;
xviii.	that our operations in foreign countries could expose us to political risks and adverse changes in local, legal, tax and regulatory schemes;
xix.	the possibility that government regulation could limit our ability to sell our products outside the United States;
xx.	product quality or patient safety issues with respect to our medical devices business that could lead to product recalls, withdrawal from certain markets, delays in the introduction of new products, sanctions, litigation, declining sales or actions of regulatory bodies and government authorities;
xxi.	the impact of product liability claims related to our products used in applications where failure can result in significant property damage, injury or death and in damage to our reputation;
xxii.	changes in medical reimbursement rates of insurers to medical service providers, which could affect sales of our medical products;
xxiii.	the possibility that litigation results may be unfavorable to us;
xxiv.	our ability to adequately enforce our intellectual property rights and the possibility that third parties will assert intellectual property rights that prevent or restrict our ability to manufacture, sell, distribute or use our products or technology;
xxv.	foreign currency fluctuations in those countries in which we do business and other risks associated with international operations;
xxvi.	the cost of compliance with environmental laws;
xxvii.	the risk of losses resulting from maintaining significant amounts of cash and cash equivalents at financial institutions that are in excess of amounts insured by governments;
xxviii.	our ability to meet the restrictive covenants under our credit facilities since a breach of any of these covenants could result in a default under our credit agreements; and our customers’ inability to continue operations or to pay us due to adverse economic conditions or their inability to access available credit.

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended
	December 31,	January 1,
	2011	2011

Net sales	$600,618	$554,434
Cost of sales	415,483	389,884

Gross profit	185,135	164,550

Research and development	29,190	23,475
Selling, general and administrative	95,798	85,838
Interest	8,546	9,211
Other	(1,348)	246

Earnings before income taxes	52,949	45,780

Income taxes	16,576	12,373

Net earnings	$36,373	$33,407

Net earnings per share

Basic	$0.80	$0.74

Diluted	$0.80	$0.73

Average common shares outstanding

Basic	45,211,734	45,388,891

Diluted	45,679,965	45,906,552

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended
	December 31,	January 1,
	2011	2011
Net Sales

Aircraft Controls	$231,080	$195,951

Space and Defense Controls	88,394	95,746

Industrial Systems	158,085	143,745

Components	88,147	86,351

Medical Devices	34,912	32,641

Net sales	$600,618	$554,434

Operating Profit (Loss) and Margins

Aircraft Controls	$24,827	$20,195
	10.7%	10.3%

Space and Defense Controls	12,743	15,815
	14.4%	16.5%

Industrial Systems	15,826	14,407
	10.0%	10.0%

Components	15,029	14,803
	17.0%	17.1%

Medical Devices	1,598	(1,491)
	4.6%	(4.6%)
Total operating profit	70,023	63,729
	11.7%	11.5%

Deductions from Operating Profit

Interest expense	8,546	9,211

Equity-based compensation expense	4,105	3,433

Corporate expenses and other	4,423	5,305

Earnings before Income Taxes	$52,949	$45,780

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	December 31,	October 1,
	2011	2011

Cash	$111,712	$113,679

Receivables	676,801	655,805

Inventories	516,653	502,373

Other current assets	110,710	108,589

Total current assets	1,415,876	1,380,446

Property, plant and equipment	511,793	503,872

Goodwill and intangible assets	931,836	932,566

Other non-current assets	30,465	26,083

Total assets	$2,889,970	$2,842,967

Notes payable	$8,446	$9,283

Current installments of long-term debt	1,206	1,407

Contract loss reserves	41,821	45,173

Other current liabilities	495,254	490,527

Total current liabilities	546,727	546,390

Long-term debt	726,145	714,757

Other long-term liabilities	390,673	389,929

Total liabilities	1,663,545	1,651,076

Shareholders' equity	1,226,425	1,191,891

Total liabilities and shareholders' equity	$2,889,970	$2,842,967